Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33359243, 333-38156, 333-91140, 333-143612, 333-163081) and Form S-3 (No. 333-160086) of A.C. Moore Arts & Crafts, Inc. of our report dated March 18, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 18, 2010